Exhibit 99.1

KULR Technology Group Appoints New Chief Financial Officer and Independent Board Member

HOUSTON / GLOBENEWSWIRE / June 09, 2026 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), an energy-systems platform company that enables the safe, certifiable deployment of ultra-high-power lithium battery systems for space and defense programs, mobility applications, hyperscale AI data centers, and telecom infrastructure applications, today announced the appointments of Dr. Michael Kimel as Chief Financial Officer and Mr. Steven Perez as a new independent Board member of the Company, each effective June 9, 2026. In connection with his appointment as Chief Financial Officer, Dr. Kimel resigned from the Company’s Board of Directors effective June 9, 2026.

Dr. Kimel, an executive economist with more than 30 years of experience improving profitability, optimizing cost structures, and leading data-driven financial strategy, previously served as Audit Committee Chair of KULR’s Board of Directors. Dr. Kimel has spent his career helping organizations improve margins, optimize pricing, and create more disciplined financial and operating frameworks. He founded Pricimetrics, a consulting firm focused on profit maximization, and prior to that served as Senior Vice President of Pricing and Analytics at OmniSource United. Previously he served as Senior Director of Pricing and Market Analytics at Toyo Tire Holdings of Americas Inc. Earlier in his career, he held pricing, analytics, and strategy roles at FirstEnergy and Sears Holdings. Dr. Kimel holds a Ph.D. in Economics from the University of California, Los Angeles.

“I am pleased to welcome Mike Kimel as KULR’s Chief Financial Officer,” said Michael Mo, Co-Founder and Chief Executive Officer of KULR Technology Group. “Mike has already begun helping KULR sharpen its operating discipline, pricing framework, and margin improvement initiatives. His background in financial strategy, economics, and profitability improvement makes him well suited to lead KULR’s next phase of disciplined, profitable growth.”

“I am honored to step into the CFO role at such an important time for KULR,” said Dr. Kimel. “The Company has a significant opportunity to build on its differentiated battery safety and energy systems platform while at the same time implementing its Operating Discipline Framework -- strengthening financial discipline, improving operating leverage, and aligning capital allocation with long-term shareholder value creation. I look forward to working closely with Michael, the Board, and the leadership team supporting KULR’s next stage of growth.”

Steven Perez brings more than 25 years of sales, marketing, product marketing, and go-to-market leadership experience across some of Silicon Valley’s most successful technology companies. Most recently, Mr. Perez served in multiple director-level enterprise sales roles at Twilio (NYSE: TWLO), including Regional Sales Director where he managed large-scale revenue portfolios and led teams providing communications software, customer engagement, and AI solutions to independent software vendors and enterprise platform customers. Earlier in his career, Mr. Perez held sales, product marketing, and field marketing roles at Salesforce, LinkedIn, Adobe EchoSign, Jive Software, Sun Microsystems and Philips Electronics North America. Mr. Perez holds a Bachelor of Science degree in Business Administration with a concentration in Financial Management from California Polytechnic State University, San Luis Obispo.

KULR CEO Michael Mo added, “I am pleased to welcome Steven Perez to KULR’s Board. Steve brings deep enterprise sales and go-to-market experience from category-defining technology companies. As KULR continues to scale its advanced battery systems across demanding commercial, defense, aerospace, and energy infrastructure markets, Steve’s experience building and managing high-performing sales organizations will be highly valuable to the Company.”

“I am excited to join KULR’s Board as the Company continues to commercialize its advanced battery systems and energy management platforms,” said Steven Perez. “KULR is addressing critical power, safety, and performance requirements across markets where reliability is mission-critical. I look forward to working closely with the leadership team to build on the Company’s go-to-market strategy and helping the team scale customer adoption.”

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (NYSE American: KULR) is an energy-systems platform company delivering certifiable battery safety, vibration-mitigation, and thermal control solutions that enable ultra-high-power lithium-ion systems and sensitive electronics to operate reliably across space and defense missions, mobility applications, hyperscale AI data centers, and telecom infrastructure applications. Learn more at KULR.ai.

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Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulr.ai

Safe Harbor Statement

This release contains certain forward-looking statements based on our current expectations, intentions and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2026, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All such forward-looking statements that are provided by management in this release are based on information available at this time, and management expects that internal expectations may change over time. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.